SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 22, 1999


                                 ANB Corporation
             -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          Indiana                     0-18925               35-1612066
----------------------------  ------------------------   -------------------
(State or other jurisdiction  (Commission File Number)     (IRS Employer
      of incorporation)                                  Identification No.)


120 West Charles Street, Muncie, Indiana                      47305
----------------------------------------                    ---------
(Address of Principal Executive Offices)                     Zip Code


                                 (765) 747-7575
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



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Item 2.  Acquisition of Assets

         Effective April 22, 1999, ANB Corporation (the "Registrant") acquired Farmers State Bancorp ("Farmers"), an Ohio corporation, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated October 21, 1998 by and between the Registrant and Farmers. The Merger Agreement provided, among other things, for (a) the merger of Farmers with and into the Registrant (the "Merger") with the Registrant being the surviving corporation, and (b) the conversion of each of the outstanding shares of common stock of Farmers at the effective time of the Merger into the right to receive 5.4 shares of common stock of the Registrant for each share of common stock of Farmers. The Registrant will issue up to 841,364 shares of common stock as consideration pursuant to the Merger Agreement and pay cash in lieu of issuing fractional shares to the shareholders of Farmers. The consideration was determined through was determined through the negotiations of the Registrant and Farmers.

         Farmers is a registered bank holding company which owns all of the issued and outstanding common stock of Farmers State Bank of Union City, Ohio (the "Bank"), and its business consists primarily of the ownership, supervision and control of the Bank. Its corporate headquarters are located in Union City, Ohio. Following the Merger, the Registrant intends to continue the use of Farmers' offices and equipment predominantly in the business of banking.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits

         2 Agreement and Plan of Merger dated October 21, 1998 by and between the Registrant Farmers (Incorporated by reference to Exhibit 2 of the Registrant's Form S-4, File No. 0-18925, dated January 26, 1999).


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ANB CORPORATION
                                    (Registrant)


Date: May 7, 1999                   By: /s/ James R. Schrecongost
                                       -------------------------------------
                                       James R. Schrecongost, Vice Chairman,
                                       President and Chief Executive Officer



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